SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): November 27, 2017

                       BRIDGELINE DIGITAL, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-33567	52-2263942
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

80 Blanchard Road

Burlington, MA 01803

(Address of principal executive offices, including zip code)

     (781) 376-5555

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ] Written communications pursuant to Rule 425 under the Securities Act

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company   ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.   ☐

Item 1.01.       Entry into a Material Definitive Agreement

On November 27, 2017, Bridgeline Digital, Inc. (the “Company”) signed an amendment (the “Amendment”) to a certain Loan and Security Modification Agreement modifying its Loan and Security Agreement with Heritage Bank of Commerce (the “Bank”). Included in the Amendment is the Performance to Plan metrics for the last quarter of fiscal 2017 and the first two quarters of fiscal 2018. Thereafter, the Company and Bank shall mutually agree upon minimum quarterly Adjusted EBITDA amounts for each fiscal year within thirty (30) days following the beginning of each fiscal year.

Item 9.01        Financial Statements and Exhibits.

 Explanatory Note Regarding Exhibits

Investors should not rely on or assume the accuracy of representations and warranties in negotiated agreements that have been publicly filed because such representations and warranties may be subject to exceptions and qualifications contained in separate disclosure schedules, because such representations may represent the parties’ risk allocation in the particular transaction, because such representations may be qualified by materiality standards that differ from what may be viewed as material for securities laws purposes or because such representations may no longer continue to be true a of any given date.

(d) Exhibits.

Exhibit No.	Exhibit Description

10.1	Fifth Amendment to the Loan and Security Agreement between Bridgeline Digital, Inc. and Heritage Bank of Commerce, dated November 27, 2017

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BRIDGELINE DIGITAL, INC.
(Registrant)

By:	/s/ Michael Prinn
Michael Prinn
Executive Vice President and Chief Financial Officer

Date: November 28, 2017

EXHIBIT INDEX

Exhibit No.	Exhibit Description

10.1	Fifth Amendment to the Loan and Security Agreement between Bridgeline Digital, Inc. and Heritage Bank of Commerce, dated November 27, 2017